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                                                                   Exhibit 10.11

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT dated as of April 26, 2002 between WEBER GROUP, INC., a Massachusetts corporation, having offices at c/o Weber Shandwick USA, Inc., 640 Fifth Avenue, New York, New York 10019 (hereinafter referred to as "Tenant") and INTL.Com, INC., a Delaware corporation d/b/a Lionbridge Technologies, having offices at 950 Winter Street, Suite 2410, Waltham, Massachusetts 02451 (hereinafter referred to as "Subtenant"),

                              W I T N E S S E T H:

     WHEREAS, pursuant to a lease agreement dated as of June 20, 2000, between OP&F Stevenson Street Corporation (the "Landlord"), as landlord, and Tenant, as tenant, as supplemented by undated letter agreement between the parties (hereinafter referred to as the "Prime Lease"), Tenant leased certain premises (the "Demised Premises") more particularly set forth on Exhibit "A" annexed to the Prime Lease, located on the 14th floor in the building located at 49 Stevenson Street, San Francisco, California (the "Building"), for a term to expire on July 31, 2005; and

     WHEREAS, Subtenant desires to sublease from Tenant all of the Demised Premises (hereinafter the "Space").

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     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. This Sublease shall have no force and effect unless and until a fully executed counterpart of this agreement has been unconditionally delivered to Subtenant. Notwithstanding the foregoing, the parties hereto acknowledge and agree this Sublease remains subject to Landlord's consent.

2. Tenant hereby sublets the Space to Subtenant and Subtenant hereby hires the same from Tenant, for a term commencing on the "Commencement Date" (as hereinafter defined), and ending on July 30, 2005 (the "Expiration Date"), unless sooner terminated pursuant to this Sublease or by operation of law. The Commencement Date shall be the date which is the later to occur of (i) the date that both conditions set forth in Paragraph 1 hereof have been satisfied and
(ii) May 1, 2002 (both parties hereby agreeing to make good faith efforts to cause the conditions set forth in Paragraph 1 hereof to be satisfied on or before May 1, 2002). The parties agree to execute a letter confirming the Commencement Date upon the written request of either party; however, the failure of either party to execute such document shall not affect the Commencement Date.

3. (a) Subtenant shall pay to Tenant fixed annual base rent ("fixed rent"), in advance, in equal monthly installments, during the term of this Sublease. The fixed rent shall be the sum of $154,420.00 ($12,868.34 per month). The monthly installment of fixed rent for the first month thereafter shall be paid to Tenant upon execution hereof.

     (b) From and after January 1, 2003, Subtenant shall pay to Tenant as and for additional rent an amount (the "Sublease Operating Expense") equal 100% of Tenant's Percentage Share in the increase of all Operating Expenses (as such terms are defined in Sections 4.1 and 4.2 of the Prime Lease) that Tenant is required to pay under the Prime Lease (computed as though the Base Expense Year (as defined in Section 3.1(b) of the Prime Lease) were the calendar year 2002 (the "Sublease Base Year"), but adjusted accordingly in the event the rentable square footage of the Demised Premises is either increased or decreased, pursuant to any subsequent agreement entered into between Landlord and Tenant).

     (c) From and after January 1, 2003, during the term of this Sublease, Subtenant shall pay to Tenant as and for additional rent an amount (the "Sublease Tax Payment") equal to 100% of Tenant's Percentage Share in the increase of all Property Taxes (as such term is defined in Section 4.3 of the Prime Lease) that Tenant is required to pay under the Prime Lease (computed as though the Base Tax Year were the Sublease Base Year, but adjusted accordingly in the event the rentable square footage of the Demised Premises is either increased or decreased, pursuant to any subsequent agreement entered into between Landlord and Tenant).

     (d)(i) At any time during or after the term of this Sublease, to the extent that Tenant shall have received corresponding statements from Landlord, Tenant shall render to Subtenant a written statement or statements ("Sublease Operating Expense Statement") showing (a) a comparison of Tenant's Percentage Share in the increase of all Operating Expenses with respect to the applicable year, with Tenant's Percentage Share in the increase of all Operating Expenses with respect to the Sublease Base Year and (b) the amount of the Sublease Operating Expenses Payment resulting from such comparison. Subtenant shall pay to Tenant, in twelve
(12) equal monthly installments, in advance, three (3) business days prior to the date upon which the corresponding payment is due and payable to the Landlord by Tenant, one-twelfth (1/12th) of the Sublease Operating Expenses Payment shown on the Sublease Operating Expenses Statement, except that if at the time Tenant delivers a Sublease Operating Expenses Statement to Subtenant, the Sublease Operating Expenses Payment shall have accrued for a period prior to the delivery of the Sublease Operating Expenses Statement, Subtenant shall pay such accrued portion of the Sublease Operating Expenses Payment in full within twenty (20) days after receipt of such Sublease Operating Expenses Statement. If Tenant shall be required to pay with respect to Operating Expenses on any other date or dates than as presently required by the Prime Lease, then the due date of the

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installments of the Sublease Operating Expense Payment shall be correspondingly accelerated or revised so that the Sublease Operating Expenses Payment (or the applicable installment thereof) is due three (3) days prior to the date the corresponding payment is due to the Landlord. Tenant's failure to render a Sublease Operating Expenses Statement during or with respect to any year shall not prejudice Tenant's right to render a Sublease Operating Expenses Statement during or with respect to any subsequent year, and shall not eliminate or reduce Subtenant's obligation to make Sublease Operating Expenses Payments pursuant to this Article 3 for such year. The Sublease Operating Expenses Payment shall be prorated for any partial year in which the term hereof shall commence or end.

          (ii) At any time during or after the term of this Sublease, to the extent that Tenant shall have received corresponding statements from Landlord, Tenant shall render to Subtenant a written statement or statements ("Sublease Tax Statement") showing (a) a comparison of Tenant's Percentage Share in the increase of all Property Taxes with respect to the applicable year, with Tenant's Percentage Share in the increase of all Property Taxes with respect to the Sublease Base Year, and (b) the amount of the Sublease Tax Payment resulting from such comparison. Subtenant shall pay to Tenant, in twelve (12) equal monthly installments, in advance, three (3) business days prior to the date upon which the corresponding payment is due and payable to the Landlord by Tenant, one-twelfth (1/12th) of the Sublease Tax Payment shown on the Sublease Tax Statement, except that if at the time Tenant delivers a Sublease Tax Statement to Subtenant, the Sublease Tax Payment shall have accrued for a period prior to the delivery of the Sublease Tax Statement, Subtenant shall pay such accrued portion of the Sublease Tax Payment in full within twenty (20) days after receipt of such Sublease Tax Statement. If Tenant shall be required to pay with respect to taxes on any other date or dates than as presently required by the Prime Lease, then the due date of the installments of the tax payment shall be correspondingly accelerated or revised so that the Sublease Tax Payment (or the applicable installment thereof) is due three (3) days prior to the date the corresponding payment is due to the Landlord. Tenant's failure to render a Sublease Tax Statement during or with respect to any year shall not prejudice Tenant's right to render a Sublease Tax Statement during or with respect to any subsequent Fiscal Year, and shall not eliminate or reduce Subtenant's obligation to make Sublease Tax Payments pursuant to this Article 3 for such year. The Sublease Tax Payment shall be prorated for any partial year in which the term hereof shall commence or end.

          (iii) Each Sublease Operating Expense Statement and each Sublease Tax Statement shall be conclusive and binding upon Subtenant unless within forty-five (45) days after receipt thereof, Subtenant shall notify Tenant that it disputes the correctness of such Sublease Operating Expense Statement or Sublease Tax Statement, specifying in reasonable detail the manner in which the Sublease Operating Expense Statement or Sublease Tax Statement is claimed to be incorrect. If such notice is sent, provided Subtenant shall pay to Tenant the amount shown to be due to Tenant on the disputed Sublease Operating Expense Statement or Sublease Tax Statement, as the case may be, Tenant agrees to make good faith efforts to enforce its rights under the Prime Lease to dispute the correctness of the applicable statement delivered by the Landlord to Tenant, the cost of which dispute shall be borne by Subtenant. Subtenant agrees to indemnify and hold Tenant harmless from and against any and all claims, costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorney fees and disbursements. If the Landlord shall revise the applicable statement disputed by Subtenant, Tenant shall deliver to Subtenant a revised Sublease Operating Expense Statement or Sublease Tax Statement, as the case may be, and an appropriate credit by Tenant, or payment by Subtenant, as the case may be, shall be made in accordance with the terms of subsection
(d)(ii) of this Article 3. The obligations of Subtenant under this Article 3 shall survive the expiration or earlier termination of the term of this Sublease.

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     (e) Subtenant shall also pay to Tenant, as additional rent, any expenses incurred by Tenant under the Prime Lease attributable to Subtenant's use and occupancy of the Space, including, but not limited to, any charges imposed by Landlord pursuant to Sections 5.1, 7.2, 7.3, 7.5 and any other provision of the Prime Lease.

     (f) Notwithstanding the foregoing, provided Subtenant is not in default at any time during the term of this Sublease, the monthly installment of fixed rent due hereunder shall abate for the month that commences (or that, but for a delay in the satisfaction of the conditions described in Paragraph 1 hereof, would commence) on May 1, 2002 (hereinafter, the "Free Fixed Rent Period"). Subtenant, however, shall continue to be liable for the payment of all additional rent due under this Sublease during the Free Fixed Rent Period.

     The obligations of Subtenant set forth in this Paragraph 3 shall survive the expiration or earlier termination of this Sublease.

4. (a) All fixed rent, additional rent, and all other costs, charges and sums payable by Subtenant hereunder, shall constitute rent under this Sublease (collectively, "Rental"), and shall be payable to, and received by, Tenant, (x) with respect to monthly installments of fixed rent and additional rent, on or before the third (3rd) business day prior to the first day of each month during the term hereof and (y) with respect to any other amounts of additional rent due under this Sublease, on or before the third (3rd) business day such corresponding amount is to be paid by Tenant under the Prime Lease, at Tenant's address set forth in Paragraph 15 hereof, unless Tenant shall otherwise direct in writing. Subtenant shall promptly pay the Rental as and when the same shall become due and payable without set-off, offset, or deduction, of any kind whatsoever, except as expressly set forth herein. If the payment for any Rental shall commence on other than the first day of any month, such amount shall be pro-rated accordingly. If payment of any Rental is not made within five (5) days after such payment is due, Subtenant shall pay to Tenant a late charge equal to 2% of the delinquent installment; interest on such unpaid Rental or any other payments required under the terms of this Sublease, computed from the date such payment is due at the rate provided in Section 25.2 of the Prime Lease, whether or not Landlord elects to enforce any related provisions against Tenant under the Prime Lease.

     (b) Tenant's failure during the term of this Sublease to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, or Tenant's failure to make a demand under any other provision of this Sublease shall not in any way be deemed to be a waiver, forfeit or surrender, of its rights to collect any Rental which may have become due. Subtenant's liability for Rental during the term hereof, and Tenant's obligation to make adjustments to Rental paid to it by Subtenant, shall survive the expiration or earlier termination of this Sublease.

5. (a) As an additional inducement to Subtenant to enter into this Sublease, Tenant hereby grants to Subtenant an exclusive license to use the furniture, furnishings and certain equipment, including existing telephone handsets and related wiring and computer cabling, if any, located in the Space as of the date hereof (including those items listed on Exhibit A attached hereto, the "FF&E"). Upon the expiration or earlier termination of the term hereof (provided that Subtenant shall not then be in default hereunder), the all right, title and interest of Tenant in the FF&E shall be deemed to be conveyed to Subtenant without warranties of any kind, without payment or other consideration, the full and faithful satisfaction of all of the obligations of Subtenant hereunder being deemed to be good and sufficient consideration therefor; all of the foregoing subject, however, to the provisions of Sections 7.4, 9.3 and 16.6 of the Prime Lease.

     (b) Subtenant has conducted or has been afforded the opportunity to conduct inspections of the Space and the FF&E, and notwithstanding anything to the contrary contained in this Paragraph 5, Subtenant hereby accepts the Space and the FF&E in their "as is" condition as of the date hereof. Tenant is not required to make any repairs or alterations to prepare the Space or the FF&E for occupancy or use by Subtenant. Tenant agrees only to deliver the Space in vacant (except for the FF&E), broom-clean condition and the FF&E in its "as is" condition as of the date hereof, reasonable wear and tear excepted.

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Tenant makes no representation or warranty with respect to the FF&E, whether with respect to its condition or its fitness for any particular use or any other matter. Subtenant shall occupy the Space and use the Space and the FF&E for general business office purposes only and as otherwise permitted under the terms of the Prime Lease. Subtenant shall take good care of the Space, the FF&E and any other fixtures and appurtenances therein, and shall, at its own cost and expense, make all repairs and replacements thereto (other than those provided in the Prime Lease to be made by the Landlord thereof) as and when needed, to preserve the Space and the FF&E in good working order and condition, customary wear and tear excepted. At the expiration of the term hereof, Subtenant shall surrender the Space to Tenant vacant (except for such items of FF&E as Landlord may require be surrendered with the Premises pursuant to the Prime Lease), broom-clean and in its "as is" condition (except for any permitted or required removal of the FF&E and related repairs to the Space that may be required by Landlord, the cost of which removal and/or repair shall be Subtenant's responsibility). In the event Subtenant does not then wish to retain the FF&E, it shall, nevertheless, remove the FF&E from the Premises and restore the Premises to the condition required in the Prime Lease. The obligations of Subtenant set forth in this Paragraph 5 shall survive the expiration or earlier termination of this Sublease.

6. (a) Subtenant shall not make any alterations, installations, improvements, additions, or other physical changes (other than decorative modifications) in, on, or about, the Space ("Subtenant Alterations"), without obtaining the prior written consent of Landlord and Tenant with respect thereto. Tenant agrees to reasonably cooperate with Subtenant, at no cost to Tenant, in order to obtain any such consent. Any permitted Subtenant Alterations shall be performed by Subtenant, at Subtenant's sole cost and expense, in accordance with the terms of the Prime Lease (including, but not limited to, compliance with any insurance requirements, which benefits under any such policies shall inure to Tenant as well), this Sublease, and applicable law, and the Space shall be surrendered to Tenant in the condition provided for in Paragraph 5 hereof.

     (b) Prior to the Commencement Date, at Subtenant's sole risk, cost and expense , and subject to the prior satisfaction of the conditions described in Paragraph 1 hereof, Tenant shall permit Subtenant access to the Space for the purpose of reconfiguring the FF&E and installing any Subtenant Alterations (subject to the terms of Paragraph 6(a) above). Such access shall be permitted at reasonable times and upon reasonable prior written notice to Tenant. Notwithstanding that the Commencement Date shall have not yet occurred, Subtenant hereby acknowledges and agrees that such access to the Space shall be subject to all of the terms, covenants, obligations, and duties of Subtenant under this Sublease (other than the obligation to pay fixed rent hereunder), and Tenant shall have whatever rights and remedies permitted Tenant under this Sublease, arising from, or in connection with, Subtenant's access to, or alterations performed in, the Space, as if such reconfiguration or the installation of any Subtenant Alterations had occurred subsequent to the Commencement Date. Subtenant's delay, for any reason whatsoever, in completing any work intended to be performed in the Space shall in no way delay the Commencement Date.

     The obligations of Subtenant set forth in this Paragraph 6 shall survive the expiration or earlier termination of this Sublease.

7. (a) In accordance with the terms set forth in Section 13.3(c) of the Prime Lease, Subtenant shall not assign, sell, transfer (whether by operation of law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Space, nor sublet all or any portion of the Space, or permit any other person or entity to use or occupy all or any portion of the Space.

     (b) If this Sublease be assigned, or if the Space or any part thereof be sublet, Tenant, after such default by Subtenant, may collect rent from the assignee or sub-subtenant and apply the net amount collected to the Rental herein reserved, but no such assignment or subletting shall be deemed a waiver of the prohibition set forth in this Paragraph, or the acceptance of the assignee or sub-subtenant as a subtenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein,

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including, without limitation, the prohibition on any further assignment, sale, pledge, transfer, mortgage or subletting.

8. This Sublease is expressly made subject and subordinate to the terms and conditions of the Prime Lease and to any and all mortgages and/or ground leases to which the Prime Lease may be or become subject and subordinate. Except as expressly provided for herein, or unless inconsistent with the stated terms of this Sublease, the terms of the Prime Lease are incorporated herein by reference, and SUBTENANT HEREBY ASSUMES AND AGREES TO PERFORM ALL OF TENANT'S OBLIGATIONS UNDER THE PRIME LEASE AND TO COMPLY WITH AND ABIDE BY THE TERMS AND CONDITIONS THEREOF INSOFAR AS THE SAME RELATE TO THE SPACE AND TO SUBTENANT'S USE AND OCCUPANCY THEREOF AS AND WHEN PERFORMANCE IS DUE AFTER THE EFFECTIVE DATE HEREOF, AND LANDLORD WILL HAVE THE RIGHT TO ENFORCE SUCH COVENANTS DIRECTLY AGAINST SUBTENANT, except (x) for the payment of Base Rent (as such term is defined in the Prime Lease) and Tenants Percentage Share of increases in Operating Expenses and Property Taxes through and including December 31, 2002,
(y) for obligations of Tenant arising as a result of a default by Tenant under the Prime Lease or as a result of the willful misconduct or gross negligence of Tenant, and (z) if the context otherwise requires or as otherwise expressly provided in Paragraph 18 or any other provisions hereof. Tenant (a) represents that it has delivered a true and complete copy of the Prime Lease to Subtenant, and (b) agrees not to amend or terminate the Prime Lease (except as provided in Articles 17 and 18 of the Prime Lease with respect to casualty and condemnation, respectively) so as to adversely affect the Subtenant's use of the Space, or to materially increase Subtenant's obligations under the second sentence of this Paragraph 8 or to materially limit or reduce the services under the Prime Lease affecting the Space. Subtenant shall be entitled to receive (and Tenant shall reasonably cooperate with Subtenant at Subtenant's written request, but at Subtenant's sole cost and expense, in securing for Subtenant) all of the rights, privileges, elections, benefits and services available to Tenant under the Prime Lease, insofar as the same relate to the Space and Subtenant's use and occupancy thereof, other than any renewal, expansion, termination or other similar rights under the Prime Lease. Tenant, however, shall not be liable to Subtenant for any failure of Landlord in providing such rights, privileges, elections, benefits and services, but Subtenant shall be entitled to its appropriate share of any rent abatement received by Tenant under the Prime Lease with respect to the Space. Subtenant hereby indemnifies Tenant for, and shall hold it harmless from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Tenant by reason of Subtenant's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Tenant's part to be kept, observed or performed under the Prime Lease, to the extent same shall have been incorporated herein, or otherwise arising out of, or with respect to, Subtenant's use and occupancy of the Space from and after the Commencement Date. The obligations of Subtenant set forth in this Paragraph 8 shall survive the expiration or earlier termination of this Sublease.

9. (a) Notwithstanding anything to the contrary contained in this Sublease or in the Prime Lease, Tenant shall not be required to (a) provide any of the services (the "Services") that Landlord has agreed to provide to the Building or the Space, whether or not specified in the Prime Lease or required by law, (b) make any of the repairs or restorations that Landlord has agreed to make pursuant to the Prime Lease or required by law, and (c) comply with any laws or requirements of any governmental authorities, or undertake any action that Landlord has agreed to perform, under the terms of the Prime Lease, with respect to the Space and/or the Services. Tenant shall not be liable or responsible to Subtenant for any losses, damages, or expenses incurred by Subtenant if either the quantity or character of any of the Services is changed or is no longer available or suitable for Subtenant's requirements, unless caused by Tenant's willful misconduct or gross negligence. Tenant agrees to use all reasonable efforts, at Subtenant's sole cost and expense, to require Landlord to furnish the Services (provided, however, that Tenant shall not be obligated to use such efforts, or take any action, which might give rise to a default under the Prime Lease), and Subtenant shall rely upon, and look solely to, Landlord for the provision, furnishing, and compliance, thereof.

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9. (b) If Landlord shall default in the performance of any of its obligations under the Prime Lease, Tenant shall, upon written request and at the expense of Subtenant, timely institute and diligently prosecute any action or proceeding which Tenant, in its reasonable judgment, deems meritorious, in order to compel Landlord to furnish the Services or comply with any other obligation of Landlord under the Prime Lease or pursuant to law. Subtenant hereby indemnifies and holds Tenant harmless from and against any and all such claims arising from, or in connection with, any such request, action, or proceeding. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses, of any kind or nature, including, without limitation, reasonable attorneys's fees and disbursements, arising from, or in connection with, any such claim, action or proceeding brought thereon. Subtenant shall not make any claim against Tenant for any damages arising from (a) the failure of the Landlord to keep, observe or perform any of its obligations pursuant to the Prime Lease, unless such failure is due to Tenant's gross negligence or (b) the acts or omissions of Landlord, its agents, contractors, servants, employees, and invitees, nor shall Subtenant's obligations under this Sublease be diminished thereby. The provisions of this Paragraph 9(b) shall survive the expiration or earlier termination of the term hereof.

     (c) As of the date hereof, Tenant represents and warrants that (i) Tenant has received no notice of default under the Prime Lease, (ii) to its knowledge, Landlord is not in default under the Prime Lease, and (iii) the Prime Lease is in full force and effect. Tenant acknowledges that, pursuant to the terms of the Prime Lease, as between Tenant and Landlord, Tenant will remain liable from and after the date hereof for its obligations thereunder in accordance with the terms thereof, including, without limitation, the obligation to pay rent pursuant to the terms of the Prime Lease.

     (d) Subtenant shall make no alteration or additions to the Building's electrical, heating, and plumbing systems servicing the Space, and Subtenant covenants and agrees that at all times Subtenant's use of electric current shall not exceed the capacity of existing feeders, risers or wiring installations servicing the Space and/or the Building.

     (e) Subtenant, at Subtenant's expense, shall purchase and install all lamps, tubes and bulbs used in the Space.

10. Unless caused by Tenant's gross negligence, Tenant shall not be liable for any damage to persons or property sustained by Subtenant and others by reason of Subtenant's use and occupancy of the Space. Subtenant shall obtain Comprehensive General Liability insurance in amounts not less than that provided for below, and any additional insurance policies that may be required under the Prime Lease, which insurance coverage shall remain in effect throughout the term of the Sublease.

                                  Bodily Injury
                              $2,000,000 per person
                            $2,000,000 per occurrence

                                 Property Damage
                            $2,000,000 per occurrence

     On or before the Commencement Date, Subtenant shall furnish to Tenant copies of written endorsements of such insurance policies naming Tenant, Landlord, and any parties that may be required under the Prime Lease, as additional insureds.

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11. Notwithstanding any contrary provisions of this Sublease or the provisions of the Prime Lease herein incorporated by reference, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Space, or be entitled to an abatement of any Rental, by reason of a casualty or condemnation affecting the Space unless Tenant is entitled to terminate the Prime Lease or is entitled to a corresponding abatement with respect to its corresponding obligations under the Prime Lease. If Tenant is entitled to terminate the Prime Lease for all or any portion of the Space by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Space by written notice to Tenant given at least five (5) days prior to the date(s) Tenant is required to give notice to the Landlord of such termination under the terms of the Prime Lease. Tenant shall not terminate the Prime Lease for all or any portion of the Space so affected except upon receipt of written notice from Subtenant, in a timely manner, that Subtenant elects to terminate this Sublease Agreement as to all or a portion of the Space so affected.

12. (i) Any material violation by Subtenant of any of the terms, provisions, covenants or conditions of the Prime Lease or of any rules or regulations promulgated and enforced by Landlord, shall constitute a violation of this Sublease. In the event of any such violation of the Prime Lease, any default in the payment of Rental, or any other material violation of this Sublease, Tenant, after giving Subtenant ten (10) days' prior written notice, or such shorter period provided under the Prime Lease, shall have and may exercise against Subtenant all the rights and remedies available to the Landlord under the Prime Lease, as though the same were expressly reiterated herein as the rights of Tenant, unless within said ten (10) day period, or such shorter period provided under the Prime Lease, Subtenant has cured the specified default or violation, or if the specified default or violation is of such a nature that it cannot be cured within said ten (10) day period, or such shorter period provided under the Prime Lease, Subtenant has diligently commenced the curing thereof within said ten (10) day period, or such shorter period provided under the Prime Lease, but in no event beyond the period provided in the Prime Lease. No waiver of any such violation by either Tenant or Landlord shall be deemed a waiver of the term, provisions, covenant, condition, rule or regulation in question or any other subsequent violation.

     (ii) If the Prime Lease is terminated by Landlord pursuant to the terms thereof with respect to all or any portion of the Space prior to the Expiration Date for any reason whatsoever, including, without limitation, by reason of casualty or condemnation, this Sublease shall thereupon terminate with respect to any corresponding portion of the Space, and (unless such termination of the Prime Lease shall be as a result of Tenant's default thereunder or a voluntary surrender of the Space, other than a surrender of the Space permitted under the Prime Lease with respect to a termination of the Prime Lease by reason of casualty to, or condemnation of, the Space or the Building), Tenant shall not be liable to Subtenant by reason thereof. In the event of such termination, Tenant shall return to Subtenant that portion of the Rental paid in advance by Subtenant with respect to such portion of the Space, if any, prorated as of the date of such termination.

13. Subtenant shall not do or permit any act or thing to be done upon the Space which may subject Tenant to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any requirement of law, and shall exercise such control over the Space as to fully protect Tenant against any such liability. Subtenant hereby indemnifies and holds Tenant, its officers, directors, licensees, employees, agents and contractors (collectively, the "Indemnitees") harmless, from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Subtenant, its contractors, licensees, agents, servants, employees, or invitees, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term in or about the Space and arising from any act, omission or negligence of Subtenant, its contractors, licensees, agents, servants, employees, or invitees, and (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside the Space but anywhere within or about the real property, where such accident, injury or damage arises from an act, omission or negligence of Subtenant or Subtenant's contractors, licensees, agents, servants, employees, or invitees. This indemnity and hold harmless agreement includes an indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature

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(including, without limitation, reasonable attorneys' fees and disbursements)
arising from, or in connection with, any such claim or proceeding brought thereon, and the defense thereof.

14. (i) The time limits set forth in the Prime Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Tenant or Subtenant, as the case may be (and each party covenants that it will do so) at least three (3) days prior to the expiration of the time limit (unless otherwise expressly provided in this Sublease), taking into account the maximum grace period, if any, relating thereto contained in the Prime Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Space or the use of occupancy thereof after receipt of the same from Landlord.

     (ii) Tenant agrees that whenever its consent or approval is required hereunder, or where something must be done to Tenant's satisfaction, it shall not unreasonably withhold or delay such consent or approval, provided, however, that whenever the consent or approval of the Landlord, the lessor under a superior lease, or any mortgagee, as the case may be, is also required pursuant to the terms of the Prime Lease, if the Landlord, the lessor under a superior lease, or any mortgagee, shall withhold its consent or approval for any reason whatsoever, Tenant shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval. Subtenant shall reimburse Tenant for any costs imposed by Landlord in connection with obtaining Landlord's consent to this Sublease.

15. All payments and notices made or given hereunder shall be deemed sufficiently made or given (i) within three (3) business days, if sent by registered or certified mail, (ii) on the next business day, if sent overnight delivery by a national courier, or (iii) when delivered, if sent by hand delivery and acknowledged by a written receipt (but in no event shall payments of Rental be received by Tenant later than the dates set forth in Paragraph 4(i) hereof), addressed as follows:

          To Tenant: Rental payments and other notices shall be sent to Tenant at:

                             c/o Weber Shandwick USA, Inc.
                             640 Fifth Avenue, New York, New York 10019
                             Attention: Vice President, Real Estate & Facilities with a copy of all notices to:

                             The Interpublic Group of Companies, Inc.
                             1271 Avenue of the Americas
                             New York, New York 10020
                             Attention: General Counsel

          To Subtenant:
                             950 Winter Street, Suite 2410
                             Waltham, Massachusetts 02451

or to such other address as may be specified by either party, in writing, to the other party.

16. (i) The term "Tenant" as used in this Sublease means only the person who may be the tenant under the Prime Lease from time to time, so that, for example, in the event of any assignment of the Prime Lease by Tenant, Tenant shall be and hereby is freed and relieved of all terms, covenants, conditions, provisions and agreements of the tenant thereafter accruing and it shall be deemed and construed, without further agreement between the parties hereto, or their successors in interest, or between the parties hereto and the assignee, that the assignee has assumed and agreed to carry out any and all covenants and obligations of Tenant thereafter accruing hereunder and under the Prime Lease.

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

     (ii) Neither the shareholders, partners, directors or officers of Tenant or any of the foregoing (collectively, the "Parties") shall be liable for the performance of Tenant's obligations under this Sublease. Subtenant shall look solely to Tenant to enforce Tenant's obligations hereunder and shall not seek damages against any of the Parties. No property or assets of the Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant's remedies under, or with respect to, this Sublease.

17. Subtenant warrants and represents that it has not dealt with any brokers concerning the subletting of the Space, other than Insignia/ESG, Inc. ("Insignia") and Grubb & Ellis Company ("G&E"), and that no other brokers negotiated this Sublease or are entitled to any commissions in connection therewith. Subtenant hereby indemnifies and holds Tenant harmless in connection with any suits, claims, fees and expenses (including reasonable attorneys' fees and disbursements) resulting from any breach by Subtenant of the foregoing representations. Tenant acknowledges it has entered into a separate agreement with Insignia and G&E, and will pay Insignia and G&E a brokerage commission pursuant to the terms of said agreement.

18. Notwithstanding anything contained in this Sublease to the contrary, except as expressly provided herein, the following provisions of the Prime Lease shall have no force and effect with respect to this Sublease: The following definitions contained in the Basic Lease Information: Date; Term; Scheduled Commencement Date; Expiration Date; Base Rent; Liability Insurance; Deposit; Tenant's Address (primary and copy); Real Estate Brokers. And the terms contained in the following provisions of the Prime Lease: Article 2; Section 3.1(a); subclause (i) of the first sentence of Section 9.1; Article 22; Article 24; Section 25.10; Section 25.11; and Exhibit B.

19. Tenant makes no representations as to safety issues involving code compliance, or the presence of hazardous materials, in the Building, the Demised Premises and/or the Space.

20. Subtenant hereby represents that it is duly authorized (i) by its Board of Directors to enter into this Sublease and (ii) to transact business in the State of California, and submits to the personal jurisdiction of any Federal of State courts sitting in the State of California.

21. As security for the faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease, on the date hereof Subtenant shall deliver to Tenant an unconditional, irrevocable letter of credit in favor of Tenant in such form as is mutually acceptable to Subtenant and Tenant in the amount of $64,000.00 (the "L/C" or the "Security"). The L/C shall be issued by and drawable at all times during the term hereof upon the Silicon Valley Bank ("SVB"), a bank organized under the laws of the State of California, or any other bank willing to issue a letter of credit containing a "fax presentation clause" clause substantially equivalent to the form annexed as Exhibit B hereto and made a part hereof, at which the L/C will be processed upon presentation and with a credit rating equivalent to or better than, and/or a net worth equal to or higher than, that of SVB as of the date hereof or, if the determination of the foregoing criteria should be found to be unfeasible, then with a Moody's rating of AA or better, or, if Moody's should cease to issue such ratings, a rating equivalent thereto. It is agreed that if an event of default occurs, Tenant may draw, use, apply or retain the whole or any part of the Security to the extent required for the payment of any Rental or any sum which Tenant may expend, or may be required to expend, by reason of such event of default, including, but not limited to, any damages or deficiencies in the reletting of the Space. In the event that the L/C has been drawn and any such Security is used or applied by Tenant as permitted hereunder, Subtenant shall replenish such amount within five (5) days of demand by Tenant. Any cash Security shall be deposited in a non-interest bearing account, and shall be returned to Subtenant (less any amount deducted by Tenant as provided in this Paragraph 21) within thirty (30) days after the expiration or earlier termination of this Sublease. After the eighteenth (18th) month from and after the month in which the Commencement Date occurs, provided Subtenant is not in default at any time during the term of this Sublease, Tenant shall cooperate with Subtenant to effect a reduction in the amount of the L/C or cash Security held by Tenant to $32,000.00 (in

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

the latter case, by payment to Subtenant within 30 days thereafter of the balance of the Security, less any amounts then owing by and chargeable to Subtenant in pursuant to the terms hereof).

22. Subtenant hereby acknowledges and agrees that the damage to Tenant resulting from any failure by Subtenant to timely surrender possession of the Space to Tenant will be harmful to Tenant, and will be impossible to accurately measure. Accordingly, if Subtenant fails to deliver possession of the Space to Tenant as, and when, required upon the expiration or earlier termination of this Sublease, in addition to any other rights or remedies Tenant may have hereunder or at law, Subtenant shall pay to Tenant as liquidated damages, on account of use and occupancy of the Space, for each month or portion thereof that Subtenant continues to hold over in the Space, a sum equal to Tenant's actual damages arising from such holding over, including, without limitation, any and all rental any other charges which Tenant shall be required to pay to Landlord pursuant to the terms of Section 21.1 of the Prime Lease . Furthermore, Subtenant hereby indemnifies and holds Tenant harmless from and against any liability arising from Subtenant's failure to surrender the Space as provided herein, including any claims made by any succeeding tenant of the Space. The provisions of this Paragraph 22 shall survive the expiration or earlier termination of this Sublease.

23. This agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior negotiations, conversations, correspondence and agreements. No waiver or modification hereof shall be valid or effective unless in writing and signed by the party or parties thereby affected. This Sublease shall bind and inure to the benefit of the parties hereto and their successors and assigns. This Sublease shall be construed in accordance with the laws of the State of California. This Sublease may be executed in any number of complete counterpart copies, each of which shall be deemed an original for all purposes.

                     [Signatures appear on following page.]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed as of the day and year first above written.

                                          WEBER GROUP, INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                          INTL.Com, INC.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


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